CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMYRIS, INC.

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT AND

TRANCHE I NOTE AMENDMENT AGREEMENT

This Amendment No. 2 to Securities Purchase Agreement and Tranche I Note Amendment Agreement (this “Amendment”) is made and entered into as of December 24, 2013, by and among Amyris, Inc., a Delaware corporation (the “Company”), and each of Total Energies Nouvelles Activités USA (f.k.a. Total Gas & Power USA, SAS) (“Total”), Maxwell (Mauritius) Pte Ltd (“Temasek”) and the other Purchasers signatory hereto.

RECITALS

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement dated August 8, 2013, as amended by that Amendment No. 1 to Securities Purchase Agreement dated October 16, 2013 (as amended, the “Agreement”).  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Agreement.

WHEREAS, the Company issued Tranche I Notes on October 16, 2013 to each of Total, Temasek and the other Purchasers in an aggregate principal amount of $51,822,184.41 (collectively, the “Tranche I Notes”).

WHEREAS, the Company and each of Total, Temasek and the other Purchasers desire to amend the Agreement and the Tranche I Notes.

WHEREAS, pursuant to Section 9.15 of the Agreement, the Agreement may be amended with the written consent of each of the parties thereto (the “Agreement Requisite Parties”).

WHEREAS, pursuant to Section 8 of the Tranche I Notes, each Note may be amended with the written consent of the holders of at least a majority of the aggregate principal amount then outstanding of the Tranche I Notes (the “Notes Requisite Parties” and together with the Agreement Requisite Parties, the “Requisite Parties”).

WHEREAS, the undersigned parties constitute the Requisite Parties.

NOW, THEREFORE, the parties hereby agree as follows:

1.           AMENDMENT OF PRELIMINARY STATEMENT OF THE AGREEMENT.  The Preliminary Statement of the Agreement is hereby amended and restated in its entirety to read as follows:

“Subject to the terms and conditions hereof, the Purchasers desire to purchase, and the Company desires to offer and sell to the Purchasers, (a) $51,822,184.41 in principal amount of the Company’s Tranche I Senior Convertible Notes (the “Tranche I Notes”) and (b) $34,057,662.17 in principal amount of the Company’s Tranche II Senior Convertible Notes (the “Tranche II Notes,” and, together with the Tranche I Notes, the “Securities” and each, a “Security”).  The Tranche I Notes will be evidenced by convertible notes in the form attached hereto as Exhibit A and the Tranche II Notes will be evidenced by convertible notes in the form attached hereto as Exhibit B. The Securities will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in accordance with the terms of the Securities.”

2.           AMENDMENT OF SECTION 1.2 OF THE AGREEMENT.  Section 1.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.2           Tranche II Closings.  Subject to the terms and conditions hereof, from time to time at a Tranche II Closing (as defined in Section 2.2), the Company may elect to sell to each applicable Purchaser, and upon such election each such applicable Purchaser will purchase from the Company, (a) with respect to the first Tranche II Closing, a Tranche II Note in a principal amount equal to the amount set forth next to such Purchaser’s name on Schedule I hereto under the column “First Tranche II Closing Amount”, or (b) with respect to any other Tranche II Closing, a Tranche II Note in a principal amount equal to the product of (i) the aggregate principal amount of Tranche II Notes the Company elects to sell at such Tranche II Closing, and (ii) the percentage set forth next to such Purchaser’s name on Schedule I hereto under the column “Tranche II Closing Percentage” (each such amount described in clauses (a) and (b) of this Section 1.2, a “Tranche II Closing Total Purchase Price”, with any Purchaser’s Tranche I Closing Total Purchase Price or any other Tranche II Closing Total Purchase Price being referred to herein as a “Total Purchase Price”); provided, however, that in no event shall the aggregate Tranche II Closing Total Purchase Price paid by any Purchaser exceed that amount set forth on Schedule I hereto under the column “Maximum Tranche II Closing Amount.” The total purchase price payable by each Purchaser for the Tranche II Notes that such Purchaser hereby agrees to purchase at any Tranche II Closing shall be the Tranche II Closing Total Purchase Price applicable to such Purchaser in connection with such Tranche II Closing.  The sale and purchase of the Tranche II Notes to each Purchaser shall constitute a separate sale and purchase hereunder.”

3.           AMENDMENT OF SECTION 2.2 OF THE AGREEMENT.  Section 2.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.2           Tranche II Closings. At any time and from time to time after the satisfaction of the Tranche II Closing Conditions (as defined in Section 6.2), the Company may in its sole discretion elect to sell to each applicable Purchaser, on the terms and conditions set forth in this Agreement, without obtaining the signature, consent or permission of any of the Purchasers, in additional closings (each, a “Tranche II Closing”, with each of the Tranche I Closing and any other Tranche II Closing being referred to herein as a “Closing”), Tranche II Notes in a principal amount equal to the applicable Tranche II Closing Total Purchase Price for such Purchaser, provided that each such subsequent sale is consummated no later than two (2) years after the date of this Agreement, and (b) the aggregate principal amount of Tranche II Notes sold at all the Tranche II Closings shall not exceed $34,057,662.17.  Schedule I to this Agreement shall be updated to reflect the principal amount of Tranche II Notes purchased by any Purchaser at each such Tranche II Closing and, if applicable, the cancellation or conversion of convertible indebtedness of the Company to such applicable Purchaser in connection with such Tranche II Closing.”

4.           AMENDMENT OF SECTION 6.2(b) OF THE AGREEMENT.  Section 6.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           Key Man. John Melo shall continue to serve as the Company’s Chief Executive Officer unless Mr. Melo shall have ceased to serve as the Company’s Chief Executive Officer due to death or Disability (as defined in Section 22(e)(3) of the Code) or, to the extent Mr. Melo is not the Company’s Chief Executive Officer, any such new Chief Executive Officer shall have been approved by (i) the Purchasers holding at least 50% in principal amount of all then outstanding Tranche I Notes and Tranche II Notes, and (ii) Temasek.”

5.           AMENDMENT OF SECTION 7.8 OF THE AGREEMENT.  Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

“7.8           Change of Control.  For so long as any Tranche I Notes or Tranche II Notes are outstanding, the Company shall not consummate a Change of Control (as defined in the Tranche I Notes) without the prior written consent of (i) the Purchasers holding at least 50% in principal amount of all then outstanding Tranche I Notes and Tranche II Notes, and (ii) Temasek.”

6.           AMENDMENT OF SCHEDULE I OF THE AGREEMENT.  Schedule I of the Agreement is hereby amended and restated in its entirety to read as set forth on Schedule I hereto.

7.           AMENDMENT OF EXHIBIT B OF THE AGREEMENT.  Exhibit B of the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

8.           AMENDMENT OF SECTION 7(C) OF THE TRANCHE I NOTES.  Section 7(c) of each of the Tranche I Notes is hereby amended and restated in its entirety to read as follows:

“(c)           Purchase of Substantial Assets.  The Company will not, and will not permit its subsidiaries to, without the prior written consent of (i) the holders of a majority of the then outstanding Notes and Tranche I Notes and (ii) Maxwell (Mauritius) Pte Ltd, purchase assets in one transaction or a series of related transactions in an amount greater than $20,000,000.”

9.           ADDITION OF PARTIES TO AGREEMENT. Effective upon the execution of this Amendment, each of the parties set forth on Schedule II hereto shall become a party to the Agreement as a “Purchaser”, and in connection therewith they shall execute a counterpart signature page to the Agreement in substantially the form attached hereto as Exhibit B.

10.           COMPANY CALL ELECTION.  Pursuant to Section 2.2 of the Agreement, as amended by this Amendment (as amended, the “Purchase Agreement”), the Company hereby irrevocably elects to sell to each of Temasek, Total and Wolverine Flagship Fund Trading

Limited (“Wolverine”), Tranche II Notes with the principal amount set forth next to each such Purchaser’s name on Schedule I hereto under the column “First Tranche II Closing Amount” in accordance with the terms of the Purchase Agreement (the “Called Notes”).  The Company and each of Temasek, Total and Wolverine hereby acknowledge that the purchase and sale of the Called Notes shall occur on January 14, 2014 (the “Closing Date”) and that each such Purchaser shall, subject to the satisfaction by the Company of the Tranche II Closing Conditions, be obligated on the Closing Date to wire funds, or, in the case of Total, submit to the Company for cancellation pre-existing indebtedness of the Company owed to Total, in each case, in an amount equal to the amount set forth next to each such Purchaser’s name under the column “First Tranche II Closing Amount” on Schedule I hereto.  Notwithstanding the foregoing, the first Tranche II Closing scheduled to occur on the Closing Date shall be contingent upon the receipt by the Company of an aggregate of $25,000,000 in funds from Temasek and $3,000,000 in funds from Wolverine.

11.           FULL FORCE AND EFFECT.  Except as expressly modified by this Amendment, the terms of the Agreement and the Tranche I Notes shall remain in full force and effect.

12.           GOVERNING LAW.  This Amendment, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law provisions.

13.           INTEGRATION.  This Amendment and the Agreement and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

14.           COUNTERPARTS; FACSIMILE.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

AMYRIS, INC.

By: /s/ John G. Melo
       John G. Melo, President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Maxwell (Mauritius) Pte Ltd
By:	/s/ Rohit Sipamimalani
(signature)

Name:	Rohit Sipamimalani
(printed name)

Title:	Managing Member

Address:	60B Orchard Road #06-18 Tower 2, The Atrium @ Orchard Singapore 238891

Facsimile No:	[*]

E-mail Address:	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Total Energies Nouvelles Activitйs USA (f.k.a. Total Gas & Power USA, SAS)
By:	/s/ Bernard Clement
(signature)

Name:	Bernard Clйment
(printed name)

Title:	President

Address:	24 Cours Michelet 92800 Puteaux, France

Facsimile No:	[*]

E-mail Address:	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Pyramis Lifecycle Large Cap Stock  Commingled Pool

By: Global Advisors Trust Company, as Trustee

By:  /s/ Lynn M. Farrand
Name:   Lynn M. Farrand
Title:     Director

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Variable Insurance Products Fund III:  Growth & Income Portfolio

By:      /s/ Stacie M. Smith
Name:      Stacie M. Smith
Title:        Deputy Treasurer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Securities Fund:  Fidelity Growth & Income Portfolio

By:      /s/ Stacie M. Smith
Name:      Stacie M. Smith
Title:        Deputy Treasurer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Commonwealth Trust:  Fidelity Large Cap Stock Fund

By:     /s/ Stacie M. Smith
Name:      Stacie M. Smith
Title:        Deputy Treasurer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund

By:           /s/ Stacie M. Smith
Name:      Stacie M. Smith
Title:        Deputy Treasurer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund

By:           /s/ Stacie M. Smith
Name:      Stacie M. Smith
Title:        Deputy Treasurer

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

EXHIBIT A

Form of Tranche II Note

EXHIBIT B

Counterpart Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PURCHASERS:

Wolverine Flagship Fund Trading Limited

By: Wolverine Asset Management,
          its Investment Manager

By:           /s/ Ken Nadel
Name:      Ken Nadel
Title:        Chief Operating Officer

Address:    c/o Wolverine Asset Management, LLC
175 West Jackson Blvd, Ste 340
Chicago, IL 60604

[Signature Page to Amendment No. 2 to Securities Purchase Agreement]

Schedule I

SCHEDULE OF PURCHASERS

Purchaser	Tranche I Closing Amount	Tranche I Cancellation of Indebtedness		First Tranche II Closing Amount	Tranche II Closing Percentage	Maximum Tranche II Closing Amount	Maximum Tranche II Cancellation of Indebtedness		Tranche I Total Purchase Price	Tranche II Total Purchase Price
Maxwell (Mauritius) Pte Ltd (“Temasek”)	$35,000,000.00	$35,000,000.00	*	$25,000,000.00	0.00%	$25,000,000.00			$35,000,000.00	$25,000,000.00
Total Energies Nouvelles Activitйs USA (“Total”)	$9,252,184.41	$9,252,184.41	**	$6,042,064.77	0.00%	$6,057,662.17	$6,042,064.77	***	$9,252,184.41	$6,042,064.77
Pyramis Lifecycle Large Cap Stock Commingled Pool	$300,000.00				0.00%	$0.00			$300,000.00
Variable Insurance Products Fund III: Growth & Income Portfolio	$470,000.00				0.00%	$0.00			$470,000.00
Fidelity Securities Fund: Fidelity Growth & Income Portfolio	$2,800,000.00				0.00%	$0.00			$2,800,000.00
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	$900,000.00				0.00%	$0.00			$900,000.00
Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund	$2,350,000.00				0.00%	$0.00			$2,350,000.00
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund	$750,000.00				0.00%	$0.00			$750,000.00
Wolverine Flagship Fund Trading Limited	$0.00			$3,000,000.00	0.00%	$3,000,000.00			$0.00	$3,000,000.00
TOTAL	$51,822,184.41	$44,252,184.41			100.00%	$34,057,662.17	$6,042,064.77		$51,822,184.41	$34,042,064.77
*Temasek hereby acknowledges that all obligations of the Company owed to Temasek pursuant to that certain Senior Promissory Note issued by the Company to Temasek on October 2, 2013 are cancelled in their entirety upon delivery by the Company to Temasek of a Tranche I Note with a principal amount of $35,000,000.00 and pre-existing accrued interest as of the date hereof of $192,500.00.

** Total hereby acknowledges that all obligations of the Company owed to Total pursuant to that certain 1.5% Senior Unsecured Convertible Note issued by the Company to Total on December 24, 2012 are cancelled in their entirety upon delivery by the Company to Total of (i) a Tranche I Note with a principal amount of $9,252,184.41 and no pre-existing accrued interest and (ii) a 1.5% Senior Unsecured Convertible Note with a principal amount of $24,047,816.63 and pre-existing accrued interest as of the date hereof of $645,287.52.

*** Total hereby acknowledges that all obligations of the Company owed to Total pursuant to that certain 1.5% Senior Unsecured Convertible Note in aggregate principal amount of $24,047,816.63 issued by the Company to Total on December 2,2013 are cancelled in their entirety upon delivery by the Company to Total of (i) a Tranche II Note with a principal amount of $6,042,064.77 and no pre-existing accrued interest and (ii) a 1.5% Senior Unsecured Convertible Note with a principal amount of $18,005,751.86 and pre-existing accrued interest as of the date hereof of $741,249.45.

Schedule II

Purchaser	Notice Address
Wolverine Flagship Fund Trading Limited	Wolverine Flagship Fund Trading Limited c/o Wolverine Asset Management, LLC 175 West Jackson Blvd., Ste 340 Chicago, IL 60604